Exhibit 99.1
Beyond Classical: D-Wave First to Demonstrate Quantum Supremacy on Useful, Real-World Problem
•New landmark peer-reviewed paper published in Science, “Beyond-Classical Computation in Quantum Simulation,” unequivocally validates D-Wave’s achievement of the world’s first and only demonstration of quantum computational supremacy on a useful, real-world problem
•Research shows D-Wave annealing quantum computer performs magnetic materials simulation in minutes that would take nearly one million years and more than the world’s annual electricity consumption to solve using a classical supercomputer built with GPU clusters
•D-Wave Advantage2 annealing quantum computer prototype used in supremacy achievement, a testament to the system’s remarkable performance capabilities
PALO ALTO, Calif. – March 12, 2025 – D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), a leader in quantum computing systems, software, and services and the world’s first commercial supplier of quantum computers, today announced a scientific breakthrough published in the esteemed journal Science, confirming that its annealing quantum computer outperformed one of the world’s most powerful classical supercomputers in solving complex magnetic materials simulation problems with relevance to materials discovery. The new landmark peer-reviewed paper, “Beyond-Classical Computation in Quantum Simulation,” validates this achievement as the world’s first and only demonstration of quantum computational supremacy on a useful problem.
An international collaboration of scientists led by D-Wave performed simulations of quantum dynamics in programmable spin glasses—computationally hard magnetic materials simulation problems with known applications to business and science—on both D-Wave’s Advantage2TM prototype annealing quantum computer and the Frontier supercomputer at the Department of Energy’s Oak Ridge National Laboratory. The work simulated the behavior of a suite of lattice structures and sizes across a variety of evolution times and delivered a multiplicity of important material properties. D-Wave’s quantum computer performed the most complex simulation in minutes and with a level of accuracy that would take nearly one million years using the supercomputer. In addition, it would require more than the world’s annual electricity consumption to solve this problem using the supercomputer, which is built with graphics processing unit (GPU) clusters.
“This is a remarkable day for quantum computing. Our demonstration of quantum computational supremacy on a useful problem is an industry first. All other claims of quantum systems outperforming classical computers have been disputed or involved random number generation of no practical value,” said Dr. Alan Baratz, CEO of D-Wave. “Our achievement shows, without question, that D-Wave’s annealing quantum computers are now capable of solving useful problems beyond the reach of the world’s most powerful supercomputers. We are thrilled that D-Wave customers can use this technology today to realize tangible value from annealing quantum computers.”
Realizing an Industry-First Quantum Computing Milestone
The behavior of materials is governed by the laws of quantum physics. Understanding the quantum nature of magnetic materials is crucial to finding new ways to use them for technological advancement, making materials simulation and discovery a vital area of research for D-Wave and the broader scientific community. Magnetic materials simulations, like those conducted in this work, use computer models to study how tiny particles not visible to the human eye react to external factors. Magnetic materials are widely used in medical imaging, electronics, superconductors, electrical networks, sensors, and motors.
“This research proves that D-Wave’s quantum computers can reliably solve quantum dynamics problems that could lead to discovery of new materials,” said Dr. Andrew King, senior distinguished scientist at D-Wave. “Through D-Wave’s technology, we can create and manipulate programmable quantum matter in ways that were impossible even a few years ago.”

Materials discovery is a computationally complex, energy-intensive and expensive task. Today’s supercomputers and high-performance computing (HPC) centers, which are built with tens of thousands of GPUs, do not always have the computational processing power to conduct complex materials simulations in a timely or energy-efficient manner. For decades, scientists have aspired to build a quantum computer capable of solving complex materials simulation problems beyond the reach of classical computers. D-Wave’s advancements in quantum hardware have made it possible for its annealing quantum computers to process these types of problems for the first time.
“This is a significant milestone made possible through over 25 years of research and hardware development at D-Wave, two years of collaboration across 11 institutions worldwide, and more than 100,000 GPU and CPU hours of simulation on one of the world’s fastest supercomputers as well as computing clusters in collaborating institutions,” said Dr. Mohammad Amin, chief scientist at D-Wave. “Besides realizing Richard Feynman’s vision of simulating nature on a quantum computer, this research could open new frontiers for scientific discovery and quantum application development.”

Advantage2 System Demonstrates Powerful Performance Gains
The results shown in “Beyond-Classical Computation in Quantum Simulation” were enabled by D-Wave’s previous scientific milestones published in Nature Physics (2022) and Nature (2023), which theoretically and experimentally showed that quantum annealing provides a quantum speedup in complex optimization problems. These scientific advancements led to the development of the Advantage2 prototype’s fast anneal feature, which played an essential role in performing the precise quantum calculations needed to demonstrate quantum computational supremacy.
“The broader quantum computing research and development community is collectively building an understanding of the types of computations for which quantum computing can overtake classical computing. This effort requires ongoing and rigorous experimentation,” said Dr. Trevor Lanting, chief development officer at D-Wave. “This work is an important step toward sharpening that understanding, with clear evidence of where our quantum computer was able to outperform classical methods. We believe that the ability to recreate the entire suite of results we produced is not possible classically. We encourage our peers in academia to continue efforts to further define the line between quantum and classical capabilities, and we believe these efforts will help drive the development of ever more powerful quantum computing technology.”
The Advantage2 prototype used to achieve quantum computational supremacy is available for customers to use today via D-Wave’s Leap™ real-time quantum cloud service. The prototype provides substantial performance improvements from previous-generation Advantage systems, including increased qubit coherence, connectivity, and energy scale, which enables higher-quality solutions to larger, more complex problems. Moreover, D-Wave now has an Advantage2 processor that is four times larger than the prototype used in this work and has extended the simulations of this paper from hundreds of qubits to thousands of qubits, which are significantly larger than those described in this paper.
Leading Industry Voices Echo Support
Dr. Hidetoshi Nishimori, Professor, Department of Physics, Tokyo Institute of Technology:
“This paper marks a significant milestone in demonstrating the real-world applicability of large-scale quantum computing. Through rigorous benchmarking of quantum annealers against state-of-the-art classical methods, it convincingly establishes a quantum advantage in tackling practical problems, revealing the transformative potential of quantum computing at an unprecedented scale.”
Dr. Seth Lloyd, Professor of Quantum Mechanical Engineering, MIT:
“Although large-scale, fully error-corrected quantum computers are years in the future, quantum annealers can probe the features of quantum systems today. In an elegant paper, the D-Wave group has used a large-scale quantum annealer to uncover patterns of entanglement in a complex quantum system that lie far beyond the reach of the most powerful classical computer. The D-Wave result shows the promise of quantum annealers for exploring exotic quantum effects in a wide variety of systems.”
Dr. Travis Humble, Director of Quantum Science Center, Distinguished Scientist at Oak Ridge National Laboratory:
“ORNL seeks to expand the frontiers of computation through many different avenues, and benchmarking quantum computing for materials science applications provides critical input to our understanding of new computational capabilities.”

Dr. Juan Carrasquilla, Associate Professor at the Department of Physics, ETH Zürich:
“I believe these results mark a critical scientific milestone for D-Wave. They also serve as an invitation to the scientific community, as these results offer a strong benchmark and motivation for developing novel simulation techniques for out-of-equilibrium dynamics in quantum many-body physics. Furthermore, I hope these findings encourage theoretical exploration of the computational challenges involved in performing such simulations, both classically and quantum-mechanically.”
Dr. Victor Martin-Mayor, Professor of Theoretical Physics, Universidad Complutense de Madrid:
“This paper is not only a tour-de-force for experimental physics, it is also remarkable for the clarity of the results. The authors have addressed a problem that is regarded both as important and as very challenging to a classical computer. The team has shown that their quantum annealer performs better at this task than the state-of-the-art methods for classical simulation.”
Dr. Alberto Nocera, Senior Staff Scientist, The University of British Columbia:
“Our work shows the impracticability of state-of-the-art classical simulations to simulate the dynamics of quantum magnets, opening the door for quantum technologies based on analog simulators to solve scientific questions that may otherwise remain unanswered using conventional computers.”
About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. We are the world’s first commercial supplier of quantum computers, and the only company building both annealing and gate-model quantum computers. Our mission is to help customers realize the value of quantum, today. Our 5,000+ qubit Advantage™ quantum computers, the world’s largest, are available on-premises or via the cloud, supported by 99.9% availability and uptime. More than 100 organizations trust D-Wave with their toughest computational challenges. With over 200 million problems submitted to our Advantage systems and Advantage2™ prototypes to date, our customers apply our technology to address use cases spanning optimization, artificial intelligence, research and more. Learn more about realizing the value of quantum computing today and how we’re shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.

Forward-Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
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